December 28, 2006

Direxion Funds
33 Whitehall Street, 10th Floor
New York, New York 10004

Ladies and Gentlemen:

We have acted as counsel to Direxion Funds, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with the filing with the Securities and Exchange Commission (“SEC”) of Post-Effective Amendment No. 68 to the Trust's Registration Statement on Form N-1A (File Nos. 333-28697; 811-8243) (the “Post-Effective Amendment”), registering an indefinite number of shares of beneficial interest of the classes and funds listed on Exhibit A, each a series of the Trust (the “Shares”), under the Securities Act of 1933, as amended (the “1933 Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Declaration of Trust, as amended, and Bylaws of the Trust, and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that: (1) the Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and (2) when issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable. In this regard, however, we note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the Trust.

Direxion Funds
December 28, 2006
Page

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart Nicholson Graham LLP

Kirkpatrick & Lockhart Nicholson Graham LLP

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EXHIBIT A

Investor and Service Class Shares:

Biotech Bull 2X Fund
Biotech Bear 2X Fund
Commodity Bull 2X Fund (formerly Commodity Bull Fund)
Commodity Bear 2X Fund
Developed Markets Bull 2X Fund (formerly Developed Markets Plus Fund)
Developed Markets Bear 2X Fund (formerly Developed Markets Short Fund)
Dollar Bull 2.5X Fund
Dollar Bear 2.5X Fund
Emerging Markets Bull 2X Fund (formerly Emerging Markets Plus Fund)
Emerging Markets Bear 2X Fund (formerly Emerging Markets Short Fund)
Equity Income Bull 2.5X Fund
Equity Income Bear 2.5X Fund
Financial Bull 2X Fund
Financial Bear 2X Fund
Healthcare Bull 2X Fund
Healthcare Bear 2X Fund
Japan Bull 2X Fund
Japan Bear 2X Fund
Latin America Bull 2X Fund
Latin America Bear 2X Fund
Mid Cap Bull 2.5X Fund
Mid Cap Bear 2.5X Fund
NASDAQ-100® Bull 2.5X Fund
NASDAQ-100® Bear 2.5X Fund
Oil & Gas Bull 2X Fund
Oil & Gas Bear 2X Fund
Precious Metals Bull 2X Fund
Precious Metals Bear 2X Fund
Real Estate Bull 2X Fund
Real Estate Bear 2X Fund (formerly Short Real Estate Fund)
S&P 500® Bull 2.5X Fund
S&P 500® Bear 2.5X Fund
Small Cap Bull 2.5X Fund (formerly Small Cap Plus Fund)
Small Cap Bear 2.5X Fund (formerly Small Cap/Short Fund)
10 Year Note Bull 2.5X Fund
10 Year Note Bear 2.5X Fund
Total Market Bull 2.5X Fund
Total Market Bear 2.5X Fund
U.S. Government Money Market Fund

Evolution Managed Bond Fund
Evolution All-Cap Equity Fund

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Investor Class Shares:

Dow 30SM Bull 1.25X Fund (formerly Dow 30SM Plus Fund)
Dynamic HY Bond Fund
HY Bear Fund
NASDAQ-100® Bull 1.25X Fund (formerly OTC Plus Fund)
S&P 500® Bear 1X Fund (formerly U.S./Short Fund)

Evolution Large Cap Fund
Evolution Small Cap Fund
Evolution Total Return Fund

Service Class Shares:

HCM Freedom Fund
Spectrum High Yield Plus Fund
Spectrum Global Perspective Fund
Spectrum Equity Opportunity Fund

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